EXHIBIT 14(b)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Registration Statement of First American Funds, Inc. on Form N-14, under the Securities Act of 1933, of our report dated September 12, 1996, relating to the Qualivest U.S. Treasury Money Market Fund, Qualivest Tax-Free Money Market Fund, and Qualivest Money Market Fund, incorporated by reference and to the reference to us as "experts" under the caption "Financial Statements" in such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
August 6, 1997